UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: July 13, 2014

(Date of earliest event reported)

KODIAK OIL & GAS CORP.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-32920

Yukon Territory	N/A
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1625 Broadway, Suite 250

Denver, Colorado 80202

(Address of principal executive offices, including zip code)

(303) 592-8075

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On July 13, 2014, Kodiak Oil & Gas Corp. (the “Company” or “Kodiak”) entered into an Arrangement Agreement (the “Agreement”), among the Company, Whiting Petroleum Corporation, a company organized under the laws of Delaware (“Whiting”) and 1007695 B.C. Ltd., a company organized under the laws of British Columbia, Canada and a wholly-owned subsidiary of Whiting (“Acquiror Canadian Sub”), pursuant to which Acquiror Canadian Sub will acquire all of the outstanding common shares, without par value per share, of the Company (the “Kodiak Common Shares”) and Acquiror Canadian Sub and the Company will amalgamate to form one corporate entity with the Company surviving the amalgamation as part of a plan of arrangement (the “Arrangement”).

Subject to the terms and conditions of the Agreement, at the effective time of the Arrangement, each outstanding Kodiak Common Share, other than Kodiak Common Shares with respect to which dissent rights have been properly exercised and not withdrawn (the “Dissenting Shares”), will be exchanged for 0.177 of a share (the “Share Exchange Ratio”) of Whiting common stock, $0.001 par value per share (the “Whiting Common Stock”).  Each outstanding stock option to purchase Kodiak Common Shares, restricted stock unit measured in relation to, or settleable in, Kodiak Common Shares and each award of restricted stock relating to Kodiak Common Shares, whether vested or unvested, will be assumed by Whiting and converted automatically at the effective time of the Arrangement into an option, restricted stock unit or restricted stock award, as the case may be, denominated in shares of Whiting Common Stock based on the Share Exchange Ratio and subject to terms and conditions substantially identical to those in effect at the effective time of the Arrangement.

The closing of the Arrangement is subject to satisfaction of certain conditions, including, among others: (i) approval of the Company’s and Whiting’s shareholders; (ii) approval by the Supreme Court of British Columbia (the “Applicable Court”); (iii) the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”); (iv) the accuracy of representations and warranties of, and compliance with covenants by, the other party; and (v) no more than 5% of the shares of Kodiak Common Shares being Dissenting Shares.

The Company and Whiting have made customary representations, warranties and covenants in the Agreement, including, among other things, covenants (i) with respect to the conduct of their respective businesses during the interim period between the execution of the Agreement and consummation of the Arrangement and (ii) prohibiting each of the Company and Whiting from soliciting alternative acquisition proposals and providing information to or engaging in discussions with third-parties, except in the limited circumstances as provided in the Agreement.

The Agreement contains certain termination rights for both the Company and Whiting including, but not limited to, in the event that (i) the Arrangement has not been consummated on or prior to the date that is 180 days after the date of the Agreement (subject to an automatic extension of up to 60 additional days to satisfy the conditions related to the expiration or termination of the waiting period under the HSR Act); (ii) the other party materially breaches its representations or covenants and such breach is not, or is not capable of being, cured within 30 days of notice; (iii) the Applicable Court fails to approve the Arrangement, (iv) the Company’s or Whiting’s shareholders fail to approve the Arrangement; or (v) the other party’s board of directors makes an Adverse Recommendation Change (as defined in the Agreement), or fails to reaffirm its recommendation following receipt of an acquisition proposal. In addition, prior to obtaining shareholder approval of the Arrangement and subject to the payment of a termination fee, the Company and Whiting each may terminate the Agreement in order to enter into an agreement for a Superior Proposal (as defined in the Agreement).  Upon termination of the Agreement, under specified circumstances (including in connection with an Adverse Recommendation Change or a Superior Proposal), either the Company or Whiting will be obligated to pay to the other party a termination fee of $130.0 million and reimburse up to $10.0 million of the other party’s expenses. If the Agreement is terminated because a party’s shareholders do not approve the transaction, such party will be obligated to reimburse up to $10.0 million of the other party’s expenses.

Whiting agreed to take all necessary corporate action to appoint Lynn A. Peterson, the President and Chief Executive Officer and a director of the Company, and James E. Catlin, the Executive Vice President of Business Development and a director of the Company, to the Board of Directors of Whiting as of the effective time of the Arrangement.

A copy of the Agreement is filed as Exhibit 2.1 to this report and is incorporated by reference herein. The foregoing description of the Agreement and the transactions contemplated therein are qualified in their entirety by reference to such exhibit. There are representations and warranties contained in the Agreement, which were made by the parties to each other as of specific dates. The assertions embodied in these representations and warranties were made solely for purposes of the Agreement and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating their terms. Moreover, certain representations and warranties may not be accurate or complete as of any specified date because they are subject to a contractual standard of materiality that is different from certain standards generally applicable to stockholders or were used for the purpose of allocating risk between the parties rather than establishing matters as facts. Based upon the foregoing reasons, investors should not rely on the representations and warranties as statements of factual information.

Item 9.01                                           Exhibits

(d)                                 Exhibits:

2.1                                                       Arrangement Agreement, dated as of July 13, 2014, by and among Whiting Petroleum Corporation, 1007695 B.C. Ltd. and Kodiak Oil & Gas Corp.

Forward-Looking Statements

This report contains statements that the Company and Whiting believe to be “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934. All statements other than historical facts, including, without limitation, statements regarding the expected benefits of the proposed transaction to the Company and Whiting and their shareholders, the anticipated completion of the proposed transaction or the timing thereof, the expected future reserves, production, financial position, business strategy, revenues, earnings, costs, capital expenditures and debt levels of the combined company, and plans and objectives of management for future operations, are forward-looking statements. When used in this report, words such as we “expect,” “intend,” “plan,” “estimate,” “anticipate,” “believe” or “should” or the negative thereof or variations thereon or similar terminology are generally intended to identify forward-looking statements. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, such statements.

These risks and uncertainties include, but are not limited to: the ability to obtain shareholder, court and regulatory approvals of the proposed transaction; the ability to complete the proposed transaction on anticipated terms and timetable; the Company’s and Whiting’s ability to integrate successfully after the transaction and achieve anticipated benefits from the proposed transaction; the possibility that various closing conditions for the transaction may not be satisfied or waived; risks relating to any unforeseen liabilities of the Company or Whiting; declines in oil, NGL or natural gas prices; the level of success in exploration, development and production activities; adverse weather conditions that may negatively impact development or production activities; the timing of exploration and development expenditures; the ability to obtain sufficient quantities of CO2 necessary to carry out EOR projects; inaccuracies of reserve estimates or assumptions underlying them; revisions to reserve estimates as a result of changes in commodity prices; impacts to financial statements as a result of impairment write-downs; risks related to level of indebtedness and periodic redeterminations of the borrowing base under our credit agreement; ability to generate sufficient cash flows from operations to meet the internally funded portion of our capital expenditures budget; ability to obtain external capital to finance exploration and development operations and acquisitions; federal and state initiatives relating to the regulation of hydraulic fracturing; the ability to successfully complete potential asset dispositions and the risks related thereto; the impacts of hedging on results of operations; failure of properties to yield oil or gas in commercially viable quantities; uninsured or underinsured losses resulting from oil and gas operations; inability to access oil and gas markets due to market conditions or operational impediments; the impact and costs of compliance with laws and regulations governing oil and gas operations; ability to replace oil and natural gas reserves; any loss of senior management or technical personnel; competition in the oil and gas industry; risks arising out of hedging transactions; and other risks described under the caption “Risk Factors” in the Company’s and Whiting’s  Annual Reports on Form 10-K for the period ended December 31, 2013. The Company and Whiting assume no obligation, and disclaim any duty, to update the forward-looking statements in this report.

Important Additional Information and Where to Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of a vote or proxy. The proposed transaction anticipates that the Whiting Common Stock will be exempt from registration under the United States Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 3(a)(10) of the Securities Act.  Consequently, the Whiting Common Stock will not be registered under the Securities Act or any state securities laws. In connection with the proposed transaction, the Company and Whiting intend to file relevant materials with the SEC and other governmental or regulatory authorities, including a joint proxy statement and circular. INVESTORS ARE URGED TO READ THE JOINT PROXY STATEMENT AND CIRCULAR AND ANY OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT KODIAK, WHITING AND THE PROPOSED TRANSACTION. The joint proxy statement and circular and certain other relevant materials (when they become available) and other documents filed by the Company or Whiting with the SEC may be obtained free of charge at the SEC’s website at http://www.sec.gov. In addition, investors may obtain copies of these documents (when they become available) free of charge by written request to Kodiak Oil & Gas Corp. Investor Relations, 1625 Broadway, Suite 250, Denver, Colorado 80202 or calling (303) 592-8075 or by written request to Whiting Petroleum Corporation Investor Relations, 1700 Broadway, Suite 2300, Denver, Colorado 80290-2300 or calling (303) 861-1661.

Participants in the Solicitation

The Company, Whiting and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction. Information about the executive officers and directors of the Company and the number of the Company’s ordinary shares beneficially owned by such persons is set forth in the proxy statement for the Company’s 2014 Annual Meeting of Shareholders which was filed with the SEC on May 9, 2014, and the Company’s Annual Report on Form 10-K for the period ended December 31, 2013. Information about the executive officers and directors of Whiting and the number of shares of Whiting’s common stock beneficially owned by such persons is set forth in the proxy statement for Whiting’s 2014 Annual Meeting of Stockholders which was filed with the SEC on March 23, 2014, and Whiting’s Annual Report on Form 10-K for the period ended December 31, 2013. Investors may obtain additional information regarding the direct and indirect interests of the Company, Whiting and their respective executive officers and directors in the transaction by reading the joint proxy statement and circular regarding the transaction when it becomes available.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KODIAK OIL & GAS CORP.
	By:	/s/ James P. Henderson
James P. Henderson
Date: July 13, 2014		Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

2.1	Arrangement Agreement, dated as of July 13, 2014, by and among Whiting Petroleum Corporation, 1007695 B.C. Ltd. and Kodiak Oil & Gas Corp.